Exhibit 10.1
AMENDMENT TO PLACEMENT AGENCY AGREEMENT

September 20, 2006

YYYY

Ladies and Gentlemen:

The undersigned, Adagio Acquisition I, Inc. (the “Company”), has entered into that certain Placement Agent Agreement with you (the “Placement Agent”) dated June 27, 2006 (the “PAA”). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the PAA.

Both the Company and the Placement Agent hereby agree to decrease the Minimum Offering from 200,000 Shares to 100,000 Shares, at an aggregate offering price of $500,000 and to extend the Offering Period until the earliest of: (i) the sale of the number of Shares constituting the Maximum Offering and the over-allotment option; (ii) October 25, 2006, which represents 90 days from the date of the Memorandum plus an additional 30 days, as permitted by the Memorandum; and (iii) the termination of the Offering Period by the Company.

In all other respects, the PAA shall remain unmodified and in full force and effect.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

ADAGIO ACQUISITION I, INC.

By:	/s/ William P. Dioguardi
Name: William P. Dioguardi
Title: Chief Executive Officer

Accepted and agreed to this 20th day of September, 2006.

YYYYY

By:	/s/ XXXX
Name: YYYYY
Title: President